UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2006

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-9305 (Commission File Number)	43-1273600 (IRS Employer Identification No.)

One Financial Plaza

501 North Broadway

St. Louis, Missouri 63102-2102

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (314) 342-2000

                                                   N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On January 23, 2006, Stifel Financial Corp. (“Stifel”) closed a private placement offering of 1,052,220 shares of its common stock at a purchase price of $25.00 per share. The shares are being offered to accredited investors pursuant to Rule 506 of regulation D of the Securities Act of 1933, as amended (the “Securities Act”). The investors are capital markets personnel of the Legg Mason Wood Walker Inc. capital markets business acquired by Stifel (the “Acquisition”) as reported on the current report on Form 8-K of Stifel filed with the Securities and Exchange Commission on September 12, 2005.

The investors executed subscription agreements and acknowledged, among other things, that the securities to be issued were not registered under the Securities Act, that the investors understood the economic risk of an investment in the purchase of the shares and that the investors had the opportunity to ask questions and receive answers from Stifel concerning the terms and conditions of the offering. Net proceeds from the sale of the common stock are expected to be used to increase Stifel’s equity capital required to support the combined capital markets business following completion of the Acquisition and for general corporate purposes including future acquisitions.

Item 9. 01	Financial Statements, Pro Forma Financial Information And Exhibits
(d)	Exhibits
Exhibit 10.1	Form of Subscription Agreement, dated as of January 6, 2006.
Exhibit 99.1	Press Release dated January 27, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: January 27, 2006	By:	/s/ Ronald J. Kruszewski
	Name:	Ronald J. Kruszewski
	Title:	President and Chief Executive Officer